UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 22, 2005
Albertson’s, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6187	82-0184434
(State or Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)
250 Parkcenter Blvd, P.O. Box 20
Boise, Idaho 83726
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(208) 395-6200
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT 99.1

Item 2.02 Results of Operations and Financial Condition.
On November 22, 2005, Albertson’s, Inc. (the “Company”) released its sales and earnings for the third quarter of fiscal 2005. The text of that release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read together with the information contained in the reports that the Company files with the Securities and Exchange Commission, including the financial statements and related notes contained in those reports.
The press release contains the non-GAAP financial measure of adjusted earnings from continuing operations on a per share basis. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the release of this measure to the most directly comparable GAAP financial measure. The Company presents adjusted per share earnings from continuing operations because it believes that excluding the impact of the hurricanes that affected Florida, Texas and Louisiana during the quarter results in a useful financial measure that will facilitate comparisons of the Company’s operating results before, during and after these events. Also, the Company believes that communicating adjusted earnings per share facilitates comparisons of performance with that of other companies that were not similarly impacted by the hurricanes.
This information is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 22, 2005

ALBERTSON’S, INC.
By /s/ Felicia D. Thornton
Name:	Felicia D. Thornton
Title:	Executive Vice President and Chief Financial Officer